EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Black Sea Metals, Inc. (formerly known as Texada Ventures Inc.) (the “Company”) on Form 10-Q/A for the period ended August 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alastair S. Neill, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:           November 14, 2011

By:	/s/ Alastair S. Neill
Alastair S. Neill
Principal Executive Officer and Principal Financial Officer
President, Secretary, Treasurer and Director
(Principal Executive Officer
and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Black Sea Metals, Inc. and will be retained by Black Sea Metals, Inc. to be furnished to the Securities and Exchange Commission or its staff upon request.